                                                                   EXHIBIT 10.30


                              [/\#/\] CERTAIN CONFIDENTIAL INFORMATION CONTAINED
                                  IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN
                                OMITTED AND FILED SEPARATELY WITH THE SECURITIES
                                  AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2
                             OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.



           AMENDMENT NO. 3 TO PATENT AND TECHNOLOGY LICENSE AGREEMENT

This Amendment No. 3 to Patent and Technology License Agreement (THIRD AMENDMENT) is made and entered into as of November 6, 2003 by and between Myogen, Inc. (LICENSEE) and the Board of Regents (BOARD) of the University of Texas System (SYSTEM).

                                    RECITALS

A. LICENSEE and BOARD entered into a Patent and Technology License Agreement effective as of December 1, 1999, and amended as of July 7, 2000 and December 20, 2001 (LICENSE AGREEMENT).

B. LICENSEE and BOARD wish to further amend the terms of the LICENSE AGREEMENT as set forth below.

NOW, THEREFORE, it is hereby agreed as follows:

1. Section 4.5 of the LICENSE AGREEMENT shall be revised to read in its entirety as follows:

         "4.5 For the period commencing with the EFFECTIVE DATE and continuing through the [/\#/\] BOARD grants LICENSEE an exclusive option (OPTION) to negotiate an exclusive, royalty-bearing, worldwide license for inventions, discoveries and intellectual properties related to LICENSED SUBJECT MATTER that were developed by INVENTOR at UT SOUTHWESTERN and: (i) which result from research conducted under funding sources other than the SPONSORED RESEARCH AGREEMENT; and (ii) which are not otherwise obligated to any other third party; and (iii) which are not for use within GENE THERAPY. This exclusive right to negotiate a license will extend for 12 months (OPTION PERIOD) commencing with receipt by LICENSEE of a written description of the invention from UT SOUTHWESTERN. During the OPTION PERIOD, LICENSEE will pay all patent expenses incurred by UT SOUTHWESTERN for inventions, discoveries and intellectual properties included under the OPTION not to exceed [/\#/\]. LICENSEE may exercise its option at any time during the OPTION PERIOD by notifying BOARD and UT SOUTHWESTERN in writing of its intent to exercise this option. If LICENSEE exercises its OPTION, BOARD and UT SOUTHWESTERN agree to diligently negotiate with LICENSEE for an exclusive, royalty-bearing, worldwide license. Such license will provide for a license fee of [/\#/\], an annual license reissue fee of [/\#/\], a royalty rate as specified in Section 5.1(d), and other reasonable and customary terms as the parties may agree upon. In the event that the parties are unable to successfully negotiate an exclusive license agreement within 90 days after LICENSEE exercises its OPTION, either party may supply the other with written notice of its intent to terminate license negotiations. If license negotiations are terminated, LICENSEE will, for an additional 3 month period retain the right to obtain an exclusive, worldwide, royalty-bearing license for such invention for the same consideration set forth in any new proposed license agreement that UT SOUTHWESTERN might negotiate with any other party, provided that the consideration to be provided as part of the new proposed license agreement between UT SOUTHWESTERN and such third party is less than the consideration offered by LICENSEE in its last proposal before termination of license negotiations. Upon UT SOUTHWESTERN'S written notification to LICENSEE of any such new proposal, LICENSEE shall have 10 days to notify UT SOUTHWESTERN of its election."


                                         [/\#/\]CONFIDENTIAL TREATMENT REQUESTED

2. Section 5.1(c) of the LICENSE AGREEMENT shall be revised to read in its entirety as follows:

         " "(c) Milestone payments according to the schedule shown below are due within 30 days of the initiation of each milestone event in the development of any LICENSED PRODUCT or IDENTIFIED PRODUCT, regardless of whether the milestone event is performed by LICENSEE, AFFILIATE, NON-SUBLICENSEE CORPORATE PARTNER, or sublicensee. Once a milestone payment has been made for a particular milestone event shown below, no further payments shall be due upon any subsequent occurrence of such milestone event. The amounts of the milestone payments are as follows:

         Initiation of Phase One clinical trials          [/\#/\]
         Initiation of Phase Two clinical trials          [/\#/\]
         Initiation of Phase Three clinical trials        [/\#/\]
         NDA approval in the U.S. for a LICENSED
         PRODUCT or IDENTIFIED PRODUCT                    [/\#/\]

         For the purpose of this Section 5.1(c), "Initiation" shall mean receipt by the first patient of the first dose of a LICENSED PRODUCT or IDENTIFIED PRODUCT;"

3. Section 5.1(d) of the LICENSE AGREEMENT shall be revised to read in its entirety as follows:

                  "(d) A running earned royalty equal to [/\#/\] of NET SALES of any and all LICENSED PRODUCTS and/or IDENTIFIED PRODUCTS; provided, however, that if the total earned royalty due to LICENSEE by a NON-SUBLICENSEE CORPORATE PARTNER or sublicensee with respect to a LICENSED PRODUCT and/or IDENTIFIED PRODUCT is reduced upon the expiration of applicable PATENT RIGHTS or introduction of a generic product, the earned royalty due to BOARD by LICENSEE will be proportionately reduced, on a product-by-product basis, but in no event shall the earned royalty owed by LICENSEE in such instance be greater than [/\#/\] of the total earned royalty due to LICENSEE from a NON-SUBLICENSEE CORPORATE PARTNER or sublicensee."

4. Section 5.1(f) of the LICENSE AGREEMENT shall be revised to read in its entirety as follows:

                  "(f) [/\#/\] of any and all revenues from either SUBLICENSE REVENUES or NON-SUBLICENSEE CORPORATE PARTNERSHIP REVENUES, whichever applies; provided, however, if LICENSEE receives SUBLICENSE REVENUES in consideration for the grant of a sublicense under the licenses granted to LICENSEE hereunder and such sublicense also includes the grant of a license or sublicense to other technology controlled by LICENSEE but not acquired from BOARD, then the foregoing amount shall be adjusted by a percentage that fairly represents, as reasonably determined by the parties, the contribution of the relevant LICENSED SUBJECT MATTER to the total revenue received by LICENSEE.

5. Except as expressly provided in this THIRD AMENDMENT, all other terms, conditions and provisions of the LICENSE AGREEMENT shall continue in full force and effect as provided therein.

                           ((Signature Page Follows))


                                         [/\#/\]CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, LICENSEE and BOARD have entered into this THIRD AMENDMENT effective as of the date first set forth above.

BOARD OF REGENTS OF THE                           MYOGEN, INC.
UNIVERSITY OF TEXAS SYSTEM


By       /s/ John A. Roan                         By /s/ J. William Freytag
  ---------------------------------------------     ----------------------------
  John A. Roan                                      J. William Freytag
  Executive Vice President for Business Affairs     President and CEO
  UT Southwestern Medical Center at Dallas

Date   12/1/03                                    Date   11-14-03
       -------                                           --------


Approved as to Content:


By  /s/ Dennis K. Stone
  ---------------------------------------------
  Dennis K. Stone, M.D.
  Vice President for Technology Development
  UT Southwestern Medical Center at Dallas

Date   11/26/03
       --------

                                         [/\#/\]CONFIDENTIAL TREATMENT REQUESTED